UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

HEALTH ADVANCE INC.

 (Exact name of registrant as specified in its charter)

Wyoming	333-177122	46-0525223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 702-943-0309

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.02 Termination of a Material Definitive Agreement

On June 14, 2017, Health Advance Inc. (the “Company”) sent written notice to Micro Medtech, Ltd., a foreign limited liability company held in Federated States of Micronesia, existing as a foreign corporation in the State of Colorado, United States (“MMT”) to terminate the license agreement dated February 28, 2017 and entered into on March 5, 2017 (the “License Agreement”) to acquire exclusive licensing rights in North America to cebidiofen and polyoxyfen, two patent-pending, product formulations for pharmaceutical foods made from ibuprofen and botanical extract blends containing cannabidiol, mitragyna speciose, and kava.  Pursuant to the terms of the License Agreement, the License Agreement may be cancelled by providing ninety (90) days written notice to MMT.  Accordingly, the License Agreement shall terminate on September 12, 2017.

Item 4.02 Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 14, 2017, a Quarterly Report on Form 10-Q for the period ended January 31, 2017 (the “June 14 10-Q”) was filed on behalf of the Company with the signature of Gregory Shusterman, an individual claiming to be Chairman of the Board of Directors of the Company.  Mr. Shusterman is not an officer, director, or employee of the Company, does not have access to the Company’s internal financial statements, and had no authority or authorization to file the June 14 10-Q on behalf of the Company.  Further, Mr. Shusterman did not consult with or receive approval or authorization from the Company’s independent auditor to file the June 14 10-Q.  That same day, the Company was made aware of this improper filing and is notifying shareholders and the public to not rely on the June 14 10-Q, which has incorrect information, financial statements and exhibits.  The Company is still compiling the financial statements for the quarter ended January 31, 2017 and intends to file a Quarterly Report on Form 10-Q for the period ended January 31, 2017 once the financial statements have been completed and the Company’s independent auditor has had a chance to review them.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Termination Letter from the Company to Micro Medtech, Ltd. dated June 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Advance Inc.

Date: June 14, 2017	/s/ Jordan Starkman
Jordan Starkman
President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors